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                                                              Exhibit (21)

                                    PART IV

ITEM. 25  LIST OF SUBSIDIARIES

         100% Owned Subsidiaries

         EastGroup California, Inc.
         EastGroup Florida, Inc.
         EastGroup Houston, Inc.
         EastGroup Jackson, Inc.
         EastGroup Jacksonville, Inc.
         EastGroup San Antonio, Inc.
         EastGroup Sunbelt, Inc.
         EastGroup Tallahassee, Inc.
         EastGroup Tampa, Inc.
         EastGroup Texas, Inc.
         EastGroup Virginia, Inc.
         EGP Managers, Inc.
         EastGroup Alabama, Inc.
         CPI Holdings, Inc.
         EastGroup-LNH Corp.
              -LNH Florida, Inc.
              -LNH KC, Inc.
              -LNH RI, Inc.
              -LNH REIT Managers

         Partnerships, with Partners indented

         EGP Houston Partners Ltd.
           99% EastGroup Properties
           1% EastGroup Houston, Inc.
         EGP San Antonio Partners, Ltd.
           99% EastGroup Properties
           1% EastGroup San Antonio, Inc.
         EGP Texas Partners Ltd.
           99% EastGroup Properties
           1% EastGroup Texas
         GV Partners
           78% EastGroup Properties
           22% EastGroup California, Inc.
         M.O.R. XXXVI Associates Limited
           50% EastGroup Properties
           50% CPI Holdings, Inc.
         IBG Huntwood Wiegman Road Associates
           80% EastGroup Properties
           20% JCB Limited
         Sample I-95 Associates
           99% EastGroup Properties
           1% CPI Holdings, Inc.
         IBG Huntwood Associates
           99% EastGroup Properties
           1% CPI Holdings, Inc.